UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 16, 2020

CURRENCYWORKS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55049	27-3098487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

561 Indiana Court, Los Angeles, CA 90291

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 424.570.9446

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Nil	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2020, Michael Blum resigned as the secretary and treasurer of our company. On the same date, we appointed Swapan Kakumanu, our current chief financial officer, as our secretary and treasurer.

Swapan Kakumanu, age 51, has been the controller of our company since October 2017 and the chief financial officer of our company since December 4, 2018.

Mr. Kakumanu has been a partner, controller and chief financial officer for Red to Black Inc., a financial services firm offering chief financial officer, controller and strategic consulting services to both public and private companies, since November 2012. Mr. Kakumanu has been the chief financial officer of Pounce Technologies Inc. since July 2016 to December 2019. Mr. Kakumanu was the chief financial officer, secretary and a director of TruTrace Technologies Inc. from September 2018 to March 9, 2020. Mr. Kakumanu was also the chief financial officer of Intercept Energy Services Inc. from June 2014 to September 2018, the chief financial officer of Vogogo Inc. from August 2017 to April 2018, the controller of Vogogo Inc. from November 2013 to April 2018.

Mr. Kakumanu has over 25 years of senior finance and operations experience. He has served at the executive levels in both public and private companies including senior roles as president, chief executive officer, chief financial officer and company secretary, as well as director roles on boards.

Term of Office

Our executive officers are appointed by our board of directors and hold office until their death, resignation or removal from office.

Family Relationships

No family relationships exist between any of our directors or executive officers.

Certain Related Transactions and Relationships

Other than as disclosed below, we have not been party to any transaction with Mr. Kakumanu since January 1, 2017, or any currently proposed transaction with Mr. Kakumanu in which we were or will be a participant and where the amount involved exceeds US$20,258, being the lesser of US$120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which Mr. Kakumanu had or will have a direct or indirect material interest.

Effective October 15, 2017, we granted 100,000 stock options to Red to Black Inc., a company controlled by Swapan Kakumanu. The stock options are exercisable at the exercise price of US$0.10 per share for a period of ten years from the date of grant. The stock options become exercisable as follows: (i) 1/3 on the first anniversary of the grant date; (ii) 1/3 on the second anniversary of the grant date and (iii) 1/3 on the third anniversary of the grant date.

On October 30, 2017, we issued 50,000 shares of our common stock to Red to Black Inc. at a price of US$0.10 per share for the total consideration of US$5,000.

Effective June 8, 2018, we granted 75,000 stock options to Red to Black Inc. The stock options are exercisable at the exercise price of US$0.60 per share for a period of ten years from the date of grant. The stock options become exercisable as follows: (i) 1/3 on the first anniversary of the grant date; (ii) 1/3 on the second anniversary of the grant date and (iii) 1/3 on the third anniversary of the grant date.

Since October 1, 2017, we paid Red to Black Inc. US$4,000 per month which was amended to US$10,000 per month from February 1, 2018 for providing accounting and controller services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURRENCYWORKS INC.

/s/ Bruce Elliott
Bruce Elliott
President

September 18, 2020